UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2023

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-33582	38-2078923
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

	41280 Bridge Street, Novi, Michigan	48375
	(Address of Principal Executive Offices)	(Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area
Code)

Not Applicable
(Former Name or Former Address, if changed
Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHYF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2023, Stephen Guillaume resigned from his position as president of the Shyft Specialty Vehicles segment of The Shyft Group, Inc. (the “Company”) to pursue other opportunities. Mr. Guillaume’s resignation is not the result of any disagreement with the Company on any matter related to its operations, policies, or practices. The Company and Mr. Guillaume agreed that Mr. Guillaume would remain with the Company through April 4, 2023 to facilitate the transition of his responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.
Dated: March 17, 2023	By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Chief Legal Officer; Chief Compliance Officer